UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2026

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2026, Archer-Daniels-Midland Company (the “Company”) announced the appointment of Jeffrey Rowe to serve as the Company’s Executive Vice President and Chief Operating Officer, effective August 17, 2026.

Mr. Rowe, age 53, will be stepping down as Chief Executive Officer of Syngenta Group effective August 1, 2026, a role he has held since January 2024. Mr. Rowe served as President of Syngenta Crop Protection from July 2022 to December 2023 and President of Syngenta Seeds from September 2016 to June 2022. Prior to Syngenta Group, he served as Vice President, Strategic Services and Planning at DuPont Pioneer from July 2015 to September 2016 and served on the company’s leadership team.

There are no arrangements or understandings between Mr. Rowe and any other persons pursuant to which Mr. Rowe was selected as an officer of the Company, Mr. Rowe has no family relationships with any of the Company’s directors or executive officers, and Mr. Rowe is not a party to and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Mr. Rowe has accepted a written offer letter from the Company establishing his compensation as the Company’s Executive Vice President and Chief Operating Officer. Pursuant to the offer letter, Mr. Rowe will be entitled to the following:

•	initial annual base salary of $1,200,000;

•

participation in the Company’s annual cash incentive plan (target 175% of annual base salary), which for 2026 will be on a pro rata basis and based on the higher of (a) target level 2026 company and individual performance or (b) actual 2026 performance and will be paid in the first quarter of 2027; provided, however, that in the event Mr. Rowe is terminated without “Cause” (as defined in ADM’s 2020 Incentive Compensation Plan (the “2020 Plan”)) prior to such payment date, ADM will pay Mr. Rowe his 2026 pro-rated cash bonus based on target 2026 company and individual performance within 30 days of such termination;

•	an annual target equity award opportunity of $12,500,000;

•

a 2026 equity award with a grant date value of $11,100,000, granted in the form of 60% performance stock units (“PSUs”) with the same terms as the Company’s annual 2026 PSU awards for other executive officers, and 40% restricted stock units (“RSUs”), vesting one-third each year over a three-year period on the grant date anniversary;

•	one-time make-whole awards, intended to replace the cash incentives and equity awards that Mr. Rowe will forfeit from his prior employer that were scheduled to vest by the end of 2027:

•

cash bonus of $2,200,000 payable in January 2027, provided Mr. Rowe remains employed by the Company or his employment is terminated without Cause by the Company or by Mr. Rowe for “Good Reason” (as defined the 2020 Plan); and

•

equity award of RSUs with a grant date value of $16,690,000, vesting (i) 40% at 5 months from grant date, and (ii) 60% at 17 months from grant date, provided Mr. Rowe remains employed by the company on the applicable vesting dates and with accelerated vesting of any unvested RSUs if Mr. Rowe’s employment is terminated without Cause or he terminates his employment for Good Reason within that 17-month period.

•	relocation benefits under the Company’s relocation policy; and

•	participation in all employee benefit plans and programs, including executive-level plans, programs and severance guidelines, to the extent that he meets the eligibility requirements for each.

The foregoing summary of the offer letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the offer letter, attached as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 20, 2026, the Company issued a press release announcing the appointment of Mr. Rowe. A copy of the press release is furnished herewith as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed, as applicable, herewith:

10.1	Offer Letter dated as of July 17, 2026 by and between Archer-Daniels-Midland Company and Jeffrey Rowe

99.1	Press Release dated July 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: July 23, 2026	By	/s/ Regina B. Jones
Regina B. Jones
Senior Vice President, Chief Legal Officer, and Secretary